--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     PIONEER
                            -----------------------
                                   MUNICIPAL
                                   AND EQUITY
                                     INCOME
                                     TRUST*

                                      PBF
                                 Ticker Symbol


                                   Semiannual
                                     Report

                                    5/31/08

                           [LOGO]PIONEER
                                 Investments(R)

   *Effective November 7, 2007, Pioneer Tax Advantaged Balanced Trust was renamed Pioneer Municipal and Equity Income Trust

Table of Contents
--------------------------------------------------------------------------------

Letter to Shareowners                         2

Portfolio Summary                             4

Prices and Distributions                      5

Performance Update                            6

Portfolio Management Discussion               7

Schedule of Investments                      13

Financial Statements                         28

Notes to Financial Statements                33

Trustees, Officers and Service Providers     44

                                                                     President's

Dear Shareowner,
--------------------------------------------------------------------------------
Staying diversified and keeping your portfolio invested in the markets are two general investment principles that have served investors well over time. They are particularly useful guides to keep in mind today, at a time when markets around the globe are being buffeted by problems in the financial and real estate industries and by concerns about a slowing economy.

After an extended period of steady economic growth with sustained low unemployment and low inflation, the U.S. economy ran into difficulty as 2007 drew to a close. Investors in subprime mortgages were forced to mark down the value of their assets, imperiling leveraged balance sheets. The ensuing credit crunch forced central banks in the United States and Europe to assume the role of "lender of last resort" to keep credit markets functioning. Conditions worsened in the first quarter of 2008, as falling prices, margin calls and deleveraging continued, and while the auction rate preferred market seized up. The U.S. Federal Reserve expanded its lender-of-last-resort role to include lending to primary dealers and continued to cut interest rates. By then, recession talk was widespread as concern grew that falling home prices, rising unemployment, sharply rising food and energy prices, and disruptions in financial markets posed a significant threat to economic growth.

Markets reacted poorly to the developments leading up to the near failure of Bear Stearns, with fixed-income credit spreads (the difference in rates between corporate and U.S. government bonds) widening dramatically and stock markets declining, wiping out the positive returns markets had delivered in the preceding calendar year. Treasury bond prices rose as the market underwent a flight to quality. In the eleven weeks between the Bear Stearns event and the end of May 2008, though, there were no further market crises, recession fears faded in light of positive economic news, and stock markets rallied, recouping some of their first-quarter losses, while Treasury bond prices fell back.

The Dow Jones Industrial Average and Standard & Poor's 500 Index each fell 4%, and the NASDAQ Composite Index fell 5% over the six-month period ending May 31, 2008. The MSCI EAFE Developed Market Index of international stock markets fell 5%, and the MSCI Emerging Markets Index fell 2% over the same period. The U.S.

Letter

investment-grade bond market, as measured by the Lehman Brothers Aggregate Bond Index, rose 1% over the six-month period while the U.S. high-yield bond market, as measured by the Merrill Lynch High Yield Bond Master II Index, rose 2% over the six-month period.

A weak U.S. dollar and substantial fiscal and monetary stimulus are potent support for the economy. Markets remain volatile, and falling risk tolerances and deleveraging may depress asset prices in the short term, but equity and corporate bond valuations look attractive over a longer time horizon unless the U.S. economy falls into a severe and protracted recession.

Sudden swings in the markets are always to be expected, but they are difficult to time. Maintaining a long-term time horizon, being diversified, and paying attention to asset allocation are important investment principles. As always, we encourage you to work closely with your financial advisor to find the mix of stocks, bonds and money market assets that is best aligned to your particular risk tolerance and investment objective and to adhere to a strategic plan rather than letting emotions drive investment decisions.

Respectfully,

/s/  Daniel K. Kingsbury
Daniel K. Kingsbury
President and CEO
Pioneer Investment Management USA, Inc.

Any information in this shareowner report regarding market or economic trends or the factors influencing the Trust's historical or future performance are statements of the opinion of Trust management as of the date of this report. These statements should not be relied upon for any other purposes. Past performance is no guarantee of future results, and there is no guarantee that market forecasts discussed will be realized.

Pioneer Municipal and Equity Income Trust
--------------------------------------------------------------------------------
PORTFOLIO SUMMARY 5/31/08
--------------------------------------------------------------------------------

Portfolio Maturity
--------------------------------------------------------------------------------
(As a percentage of total debt holdings)

[THE TABLE BELOW WAS REPRESENTED BY A PIE CHART IN THE PRINTED MATERIAL]

0-1 Year      10.5%
1-3 Years      6.1%
3-6 Years     30.8%
6-8 Years      4.5%
8-10 Years     4.5%
10+ Years     43.6%

Portfolio Diversification
--------------------------------------------------------------------------------
(As a percentage of total investment portfolio)

[THE TABLE BELOW WAS REPRESENTED BY A PIE CHART IN THE PRINTED MATERIAL]

Tax-Exempt Obligations                  53.2%
Common Stocks                           26.9%
Non-Convertible Preferred Stocks        13.3%
Temporary Cash Investment                5.9%
Convertible Preferred Stocks             0.7%

The portfolio is actively managed, and current holdings may be different.

10 Largest Holdings
--------------------------------------------------------------------------------
(As a percentage of total long-term holdings)*

  1.  Verizon Communications, Inc.                                        2.99%
  2.  Loews Corp. - Carolina Group                                        2.39
  3.  Atmos Energy Corp.                                                  2.07
  4.  Windstream Corp.                                                    2.01
  5.  Lehman Brothers Municipal Trust Receipts, RIB, 8.056%,
        9/1/24 (144A)                                                     2.00
  6.  Merck & Co., Inc.                                                   1.61
  7.  Garden State Preservation Trust, RIB, 13.774%, 11/1/22 (144A)       1.59
  8.  Tobacco Settlement Financing Corp., 5.875%, 5/15/39                 1.49
  9.  Bristol-Myers Squibb Co.                                            1.43
 10.  AT&T, Inc.                                                          1.43

* This list excludes temporary cash and derivative instruments. The portfolio is actively managed, and current holdings may be different. The holdings listed should not be considered recommendations to buy or sell any security listed.

Pioneer Municipal and Equity Income Trust
--------------------------------------------------------------------------------
PRICES AND DISTRIBUTIONS
--------------------------------------------------------------------------------

Share Prices and Distributions
--------------------------------------------------------------------------------

Market Price               5/31/08      11/30/07
per Common Share            $12.93        $13.41

Net Asset Value
per Common Share            $13.32        $14.82

Market Discount                2.9%          9.5%

                              Net
Distributions             Investment     Short-Term      Long-Term
per Common Share            Income     Capital Gains   Capital Gains
   (12/1/07 - 5/31/08)     $0.6720           $ -             $ -

Yields
--------------------------------------------------------------------------------

Distribution                5/31/08     11/30/07
   Yield at Market Price     10.39%         6.37%
   Distribution Yield at
   Net Asset Value           10.09%         5.76%
   30-Day SEC Yield           6.82%        11.35%

The performance data quoted represents past performance, which is no guarantee of future results.

Pioneer Municipal and Equity Income Trust
--------------------------------------------------------------------------------
PERFORMANCE UPDATE 5/31/08
--------------------------------------------------------------------------------

Investment Returns
--------------------------------------------------------------------------------
The mountain chart on the right shows the change in market value, including reinvestment of dividends and distributions, of a $10,000 investment made in common shares of Pioneer Municipal and Equity Income Trust, compared to that of the Lehman Brothers Municipal Bond Index and the S&P 500 Index.

--------------------------------------------------------------------------------
Cumulative Total Returns
(As of May 31, 2008)
                               Net
                              Asset
                              Value       Market
Period                        (NAV)       Price
Life-of-Trust
(1/30/04)                    22.90%       13.98%
1 Year                      -11.50        -6.93
--------------------------------------------------------------------------------

[THE TABLE BELOW WAS REPRESENTED BY A MOUNTAIN CHART IN THE PRINTED MATERIAL]

Value of $10,000 Investment

           Pioneer              Lehman
           Municipal            Brothers             Standard &
           and Equity           Municipal            Poor's 500
           Income Trust         Bond Index           Index
1/04         $10,000              $10,000              $10,000
5/04           8,123                9,840                9,964
5/05           9,487               10,623               10,784
5/06           9,457               10,824               11,715
5/07          12,246               11,349               14,383
5/08          11,398               11,788               13,420

   Call 1-800-225-6292 or visit www.pioneerinvestments.com for the most recent month-end performance results. Current performance may be lower or higher than the performance data quoted.

   Performance data shown represents past performance. Past performance is no guarantee of future results. Investment return and market price will fluctuate, and your shares may trade below net asset value ("NAV"), due to such factors as interest rate changes, and the perceived credit quality of borrowers.

   Total investment return does not reflect broker sales charges or commissions. All performance is for common shares of the Trust.
   Closed-end funds, unlike open-end funds, are not continuously offered. There is a one-time public offering and once issued, shares of closed-end funds are sold in the open market through a stock exchange and frequently trade at prices lower than their NAV. NAV per common share is total assets less total liabilities, which includes preferred shares, divided by the number of common shares outstanding.

   When NAV is lower than market price, dividends are assumed to be reinvested at the greater of NAV or 95% of the market price. When NAV is higher, dividends are assumed to be reinvested at prices obtained under the Trust's dividend reinvestment plan.

   The performance table and graph do not reflect the deduction of fees and taxes that a shareowner would pay on Trust distributions.

   Index comparisons begin January 31, 2004. The Lehman Brothers Municipal Bond Index is a broad measure of the municipal bond market. The Standard & Poor's 500 Stock Index (the S&P 500) is a commonly used measure of the broad U.S. stock market. Index returns are calculated monthly, assume reinvestment of dividends and, unlike Trust returns, do not reflect any fees, expenses or charges. You cannot invest directly in an index.

Pioneer Municipal and Equity Income Trust
--------------------------------------------------------------------------------
PORTFOLIO MANAGEMENT DISCUSSION 5/31/08
--------------------------------------------------------------------------------

On May 23, 2008, the Board of Trustees of the Trust approved a plan to merge the Trust into Pioneer Tax Free Income Fund, an open-end fund. The proposed merger is subject to the approval of shareholders of the Trust. A shareowner meeting is anticipated to be held in September 2008. If approved by shareowners of the Trust, the merger is expected to take place in September 2008. If the proposed merger is approved by shareowners of the Trust, the Trust would call for redemption and redeem all of its outstanding Auction Market Preferred Shares prior to the closing of the merger. The Trustees believe that the proposed merger is in the best interests of shareowners. Details of the rationale for this merger will be contained in the proxy materials to be sent to shareowners of the Trust. There can be no assurance that the merger will be approved or, if approved, completed.

During the first half of Pioneer Municipal and Equity Income Trust's fiscal year, the widening credit crisis triggered by problems in the subprime mortgage market resulted in a sharp decline in both the fixed-income and equity markets. By the end of the semi-annual period ended May 31, 2008, however, the financial markets appeared to be stabilizing and had begun to recoup some of their losses. In the following interview David Eurkus, who is responsible for the Trust's fixed-income investments, and Walter Hunnewell, Jr., who is responsible for the Trust's equity investments, discuss the strategies they used in managing the Trust during this turbulent time.

Q:  How did the Trust perform over the six months ended May 31, 2008?

A: For the six-month period ended May 31, 2008, Pioneer Municipal and Equity Income Trust returned -5.33% at net asset value and 1.56% at market price. As of May 31, 2008, the Trust was selling at a discount of market price to net asset value of -2.90%. For the same six-month period, the Lehman Brothers Municipal Bond Index returned 1.44%, and the S&P 500 Index returned -4.47%.

    Call 1-800-225-6292 or visit www.pioneerinvestments.com for the most recent month-end performance results. Current performance may be lower or higher than the performance data quoted. The performance data quoted represents past performance, which is no guarantee of future results. Investment return and principal value will fluctuate, and shares, when redeemed, may be worth more or less than their original cost.

Pioneer Municipal and Equity Income Trust
--------------------------------------------------------------------------------
PORTFOLIO MANAGEMENT DISCUSSION 5/31/08                            (continued)
--------------------------------------------------------------------------------

Q: What was the investment environment like during the first half of the fiscal year ending May 31, 2008?

A: It was a challenging investment environment, as both the fixed-income and equity markets were affected negatively by the credit crisis that began last summer. In the first quarter of 2008, municipal bonds declined on concerns that some bond insurers would have to write off losses on securities tied to subprime mortgage loans. As a result, the AAA credit quality ratings on some municipal bonds were downgraded - a situation that led to a loss of confidence and a major sell-off. The outcome was that municipal bond yields rose above Treasury yields, even before the tax-exempt effect. As with almost all fixed-income investments, rising bond yields push prices down. As valuations became more compelling, investors returned to the municipal bond market, which began to recover in March.

    The uncertainty in the credit markets during the period also spilled over to the equity markets. Stocks fell from the beginning of the period through mid-March when they troughed and began a period of recovery, as the Bear Stearns implosion reached its conclusion and profits in the non-financial segment of the S&P 500 continued to grow. The stock market, as measured by the S&P 500 index, produced positive returns for the months of April and May.

Q:  How did you manage the Trust during the period?

A: We continued to focus on providing tax-favored income from a mix of municipal bonds and dividend-paying equity securities with the potential to produce qualified dividend income ("QDI"). We made several changes in the equity portion of the Trust during the period, selling $24 million of securities and purchasing $7 million of securities. The net proceeds from sales and purchases of equity securities were invested into the municipal side of the portfolio, as yields were attractive and values more opportune. The changes resulted in a portfolio that had a 59% municipal bond allocation and a 41% equity allocation at the end of the period.

    In the fixed-income portion of the Trust, we continued to favor sectors that are vital components of the economy, such as health care, transportation and education. About 70% of the fixed-income part of the Trust was invested in investment-grade securities, and about 20% was in below investment-grade securities. Ten percent

Pioneer Municipal and Equity Income Trust
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

    of the Trust's fixed-income assets were in cash. At the end of the period, the Trust had 125 fixed income issues in 37 states including District of Columbia, and the credit quality of the fixed-income assets was A+.

    As for equities, the focus on higher-dividend yielding companies continued to emphasize holdings in the financial and utilities sectors, although portfolio diversification remains an important objective. We sold the Trust's holdings Washington Mutual a few days into the period; the stock had underperformed severely, and we saw no likelihood of a timely recovery. We took profits in Compass Minerals International and trimmed the Trust's position in AT&T. The balance of equity securities sold by the Trust during the period represented was in the preferred shares of equity securities of primarily European money center banks. We believe the full impact of the credit issues troubling U.S. money center banks has yet to be recorded overseas. We sold preferred shares held by the Trust in HSBC Holdings, Deutsche Bank and Barclays Bank. As values emerged in the municipal fixed-income market, we allocated some proceeds for purchase of municipal bonds by the Trust. Other proceeds were invested in non-financial common stocks. For example, we added Idearc to the Portfolio, one of the yellow pages publishers, and B&G Foods, an owner of many well-recognized packaged food brands with substantial market share and brand awareness in their regional markets.

Q:  Can you comment on the issues surrounding auction-rate preferred securities?

A: The Trust issued auction-rate preferred shares as an effective way of borrowing to provide leverage for the Trust. These auction-rate preferred shares typically have been traded at regularly scheduled auctions, giving investors in the preferred shares a source of financial liquidity while keeping the Trust's borrowing costs low. However, the aggravated problems in the credit markets have recently led to failed auctions for the preferred shares of many closed-end funds, including the Trust. Investors holding the preferred shares also have been adversely affected because they have not had the ability to sell their shares at auctions. Meanwhile, because of the failed auctions, the Trust pays dividends on the preferred shares at a higher rate consistent with the terms of documents authorizing the issuance of preferred shares.

Pioneer Municipal and Equity Income Trust
--------------------------------------------------------------------------------
PORTFOLIO MANAGEMENT DISCUSSION 5/31/08                              (continued)
--------------------------------------------------------------------------------

    The Trust continues to pay all dividends in compliance with the terms of the auction-rate preferred share agreements. Further, auction-rate preferred shares issued by the Trust continue to be rated AAA/Aaa by Fitch and Moody's, the two principal credit rating agencies monitoring the Trust. Under current market conditions, we believe that the Trust's auction-rate preferred shares continue to be an effective form of leverage. As noted earlier, shareowners of the Trust are being asked to approve a proposed merger of the Trust into Pioneer Tax Free Income Fund, an open-end fund. If the merger is approved by shareowners, the Trust would call for redemption and redeem all of its outstanding Auction Market Preferred Shares prior to the closing of the merger.

Q:  What affected the Trust's performance during the period?

A: The decline in the municipal bond market early in the period dampened results. Also, the Trust's insured municipal bonds suffered because of concerns surrounding the status of the bond rating agencies. A pull back in special revenue tobacco bonds also held back the Trust's return.

    On an absolute basis, the Trust's top five equity securities that contributed to the Trust's investment return during the six-month period were: Windstream Corp. (+7% total return for the period), a rural wire-line phone service company; Atmos Energy Corp. (+7%), a high dividend-yield utility with operations in regulated and unregulated natural gas storage, marketing and distribution; AT&T, Inc. (+7%), which rose on continued earnings growth; Spectra Energy Corp. (+12%), which operates predominantly in gathering, processing, storing and distributing natural gas; and Diamond Offshore Drilling, Inc. (+20%), owner of one of the largest fleets of deep-water oil drilling vessels.

    The Trust's large exposure to the financials sector, an area at the center of the credit crisis, had a continuing negative impact on performance. In particular, the Trust's many financial institution preferred-stock holdings declined as credit-worthiness continued to be called into question. The equity securities that had the greatest negative impact on the Trust's absolute returns during the period was the pharmaceutical company Merck & Co., Inc. (-33% total return for the period). After producing strong returns in the previous six months, Merck gave back its gains because of

Pioneer Municipal and Equity Income Trust
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

    adverse publicity surrounding its cholesterol-lowering drug joint venture with Schering-Plough. We believe the damage caused by adverse publicity will abate to a degree, and the Trust continues to hold Merck in the portfolio. Idearc, Inc. (-78%) declined dramatically as the market interpreted the current cyclical decline in yellow pages advertising as irreversible. We believe that Idearc stock should make a dramatic recovery as the economy improves. The Trust's large position in Carolina Group (-17%), the tobacco tracking stock of Lowes Corp., also declined. Shortly after period-end, Carolina Group was spun out from Lowes and renamed Lorillard. We believe Lorillard will increase its dividend and has the potential to be a strong contributor to the Trust's future performance. Bristol-Myers Squibb Co. (-21%), another pharmaceutical company, also disappointed during the period. We feel the company's strong dividend yield and promising drug pipeline will continue to work to the Trust's advantage, and the stock remains in the Trust's portfolio. The Trust's large and long-standing convertible preferred holding in Lazard (-25%), an investment banking advisory and asset management firm - a significant contributor to performance in the past - declined because of the general downturn in the financials sector. As we expected, the security converted to common shares during the period, and the Trust continues to hold it.

Q:  What is your investment outlook over the next several months?

A: The credit crisis has had an impact on the overall economy, as banks have reduced their inclination to provide credit. The pullback in gross domestic product (GDP) and the higher jobless numbers could be a direct result of this situation. Nevertheless, we are positive for the long-term prospects for the Trust. The municipal-bond market has recovered somewhat from the turmoil of the first quarter, and demand for tax-free securities is improving - a situation that should benefit the Trust. While the stock market has retreated from its positive performance in April and May, valuations currently present attractive investment opportunities. Also, while current economic news remains unsettling, we expect the market to begin focusing on potential for economic recovery in the future.

Information regarding the Trust's principal investment risks is contained in the Trust's prospectus. Please refer to those documents when considering the Trust's risks.

Pioneer Municipal and Equity Income Trust
--------------------------------------------------------------------------------
PORTFOLIO MANAGEMENT DISCUSSION 5/31/08                              (continued)
--------------------------------------------------------------------------------

There can be no assurance as to the portion of the Trust's dividends that will be tax-exempt or tax-qualified.

A portion of income may be subject to state, federal, and/or alternative minimum tax. Capital gains, if any, are subject to a capital gains tax. When interest rates rise, the prices of fixed-income securities in the Trust will generally fall. Conversely, when interest rates fall the prices of fixed-income securities in the Trust will generally rise. By concentrating in municipal securities, the portfolio is more susceptible to adverse economic, political or regulatory developments than is a portfolio that invests more broadly. Investments in the Trust are subject to possible loss due to the financial failure of underlying securities and their inability to meet their debt obligations.

The Trust may invest in derivative securities, which may include futures and options. These types of instruments can increase price fluctuation.

The Trust currently uses leverage through the issuance of preferred shares. The Trust is also authorized to borrow from banks and to issue debt securities, which are other forms of leverage. Leverage creates significant risks, including the risk that the Trust's income or capital appreciation will not be sufficient to cover the cost of leverage, which may adversely affect the return of the holders of common shares.

Any information in this shareowner report regarding market or economic trends or the factors influencing the Trust's historical or future performance are statements of the opinion of Trust management as of the date of this report. These statements should not be relied upon for any other purposes. Past performance is no guarantee of future results, and there is no guarantee that the market forecasts discussed will be realized.

Pioneer Municipal and Equity Income Trust
--------------------------------------------------------------------------------
SCHEDULE OF INVESTMENTS 5/31/08 (unaudited)
--------------------------------------------------------------------------------

                  S&P/Moody's
Principal         Ratings
Amount            (unaudited)                                                             Value
                                TAX EXEMPT OBLIGATIONS - 77.5% of Net Assets
                                Alabama - 1.5%
$5,000,000        NR/NR         Huntsville-Redstone Village Special Care
                                  Facilities Financing Authority, 5.5%, 1/1/43    $   4,195,800
 1,500,000        NR/NR         Sylacauga Health Care Authority Revenue,
                                  6.0%, 8/1/35                                        1,369,275
                                                                                  -------------
                                                                                  $   5,565,075
                                                                                  -------------
                                Arizona - 1.1%
1,000,000         BBB/Baa1      Maricopa County Hospital Revenue,
                                  5.0%, 4/1/35                                    $     899,240
  470,000+        NR/Baa3       Pima County Industrial Development Authority,
                                  6.375%, 7/1/31                                        537,854
  530,000         NR/Baa3       Pima County Industrial Development Authority,
                                  6.375%, 7/1/31                                        530,419
  989,000         NR/Baa3       Pima County Industrial Development Authority,
                                  6.75%, 7/1/31                                       1,000,403
1,000,000+        NR/NR         Pima County Industrial Development Authority,
                                  7.5%, 7/1/34                                        1,192,370
                                                                                  -------------
                                                                                  $   4,160,286
                                                                                  -------------
                                California - 3.3%
1,000,000         A/A2          California Health Facilities Authority Revenue,
                                  5.25%, 7/1/23                                   $   1,018,710
9,000,000         BBB/Baa3      Golden State Tobacco Securitization Corp.,
                                  5.125%, 6/1/47                                      7,015,950
4,000,000+        AAA/Aaa       Golden State Tobacco Securitization Corp.,
                                  6.75%, 6/1/39                                       4,591,480
                                                                                  -------------
                                                                                  $  12,626,140
                                                                                  -------------
                                Colorado - 0.7%
3,000,000         NR/NR         Colorado Educational & Cultural Facilities
                                  Authority Revenue, 5.5%, 6/1/37 (144A)          $   2,638,860
                                                                                  -------------
                                Connecticut - 0.9%
1,500,000         BB/NR         Mohegan Tribe Indians Gaming Authority,
                                  5.25%, 1/1/33 (144A)                            $   1,256,850
2,470,000         BB/NR         Mohegan Tribe Indians Gaming Authority,
                                  6.25%, 1/1/31 (144A)                                2,349,612
                                                                                  -------------
                                                                                  $   3,606,462
                                                                                  -------------
                                District of Columbia - 1.1%
4,000,000         BBB/Baa3      District of Columbia Tobacco Settlement
                                  Financing Corp., 6.75%, 5/15/40                 $   4,021,800
                                                                                  -------------


The accompanying notes are an integral part of these financial statements.    13

Pioneer Municipal and Equity Income Trust
--------------------------------------------------------------------------------
SCHEDULE OF INVESTMENTS 5/31/08 (unaudited)                          (continued)
--------------------------------------------------------------------------------

                  S&P/Moody's
Principal         Ratings
Amount            (unaudited)                                                             Value
                                Florida - 3.2%
$1,105,000        A+/A1         Highlands County Health Facilities Authority
                                  Revenue, 5.0%, 11/15/24                         $   1,106,337
 5,000,000+       NR/A1         Highlands County Health Facilities Authority
                                  Revenue, 6.0%, 11/15/25                             5,589,450
 2,000,000        BB/NR         Lee County Industrial Development Authority
                                  Revenue, 5.375%, 6/15/37                            1,625,900
   585,000        NR/NR         Madison County First Mortgage Revenue,
                                  6.0%, 7/1/25                                          555,680
 2,025,000        BB+/NR        Miami Beach Health Facilities Authority
                                  Revenue, 5.375%, 11/15/28                           1,803,728
   500,000        BB+/Ba1       Miami Beach Health Facilities Authority
                                  Revenue, 6.7%, 11/15/19                               513,455
 1,400,000        NR/NR         Orange County Health Facilities Authority
                                  Revenue, 5.5%, 7/1/38                               1,188,446
                                                                                  -------------
                                                                                 $  12,382,996
                                                                                  -------------
                                Georgia - 0.7%
 2,500,000+       AAA/NR        Milledgeville-Baldwin County Development
                                  Authority Revenue, 5.625%, 9/1/30               $   2,844,075
                                                                                  -------------
                                Illinois - 4.7%
 3,000,000        AAA/Aaa       Chicago Illinois General Obligation,
                                  5.0%, 1/1/28                                    $   3,062,850
 4,580,000        NR/A3         Illinois Development Finance Authority
                                  Revenue, 5.25%, 10/1/24                             4,706,271
 5,000,000        AA+/Aaa       Illinois Educational Facilities Authority
                                  Revenue, 5.0%, 12/1/38                              5,076,850
 2,000,000+       AA+/Aa2       Illinois Finance Authority Revenue,
                                  5.5%, 8/15/43                                       2,248,660
 2,055,000(a)     NR/Aa2        Illinois Finance Authority Revenue, RIB,
                                  12.384%, 8/15/43 (144A)                             2,923,690
                                                                                  -------------
                                                                                  $  18,018,321
                                                                                  -------------
                                Indiana - 2.9%
 5,000,000        A+/A2         Indiana Health & Educational Facilities
                                  Financing Authority Hospital Revenue,
                                  5.0%, 2/15/39                                   $   4,708,450
 4,135,000        BBB+/NR       Indiana State Development Finance Authority
                                  Revenue, 5.75%, 10/1/11                             4,217,452
 2,570,000        NR/NR         Vigo County Hospital Authority Revenue,
                                  5.8%, 9/1/47 (144A)                                 2,247,928
                                                                                  -------------
                                                                                  $  11,173,830
                                                                                  -------------


14    The accompanying notes are an integral part of these financial statements.

Pioneer Municipal and Equity Income Trust
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                  S&P/Moody's
Principal         Ratings
Amount            (unaudited)                                                             Value
                                Iowa - 0.9%
$4,000,000        NR/NR         Iowa Financing Authority Senior Housing
                                  Revenue, 5.625%, 12/1/45                        $   3,349,760
                                                                                  -------------
                                Kansas - 0.6%
   750,000        NR/NR         Manhattan Health Care Facilities Revenue,
                                  5.125%, 5/15/37                                 $     600,622
 2,000,000        NR/NR         Manhattan Health Care Facilities Revenue,
                                  5.125%, 5/15/42                                     1,611,300
                                                                                  -------------
                                                                                  $   2,211,922
                                                                                  -------------
                                Louisiana - 3.3%
 5,000,000        NR/A3         Louisiana Public Facilities Authority Revenue,
                                  5.5%, 5/15/47                                   $   4,819,100
 8,335,000        BBB/Baa3      Tobacco Settlement Financing Corp.,
                                  5.875%, 5/15/39                                     7,811,895
                                                                                  -------------
                                                                                  $  12,630,995
                                                                                  -------------
                                Maryland - 1.9%
 3,000,000        BBB-/Baa3     Frederick County Educational Facilities
                                  Revenue, 5.625%, 9/1/38                         $   2,898,300
 1,000,000        NR/NR         Maryland State Economic Development
                                  Revenue, Series A, 5.0%, 12/1/16                      952,050
   660,000        NR/NR         Maryland State Economic Development
                                  Revenue, Series B, 5.0%, 12/1/16                       28,353
 1,000,000        NR/NR         Maryland State Economic Development
                                  Revenue, 5.0%, 12/1/31                                774,790
 2,000,000+       A/A2          Maryland State Health & Higher Educational
                                  Facilities Authority Revenue,
                                  5.125%, 7/1/34                                      2,185,880
                                                                                  -------------
                                                                                  $   7,439,373
                                                                                  -------------
                                 Massachusetts - 7.4%
 8,500,000(a)     AAA/Aaa       Lehman Brothers Municipal Trust Receipts,
                                 RIB, 8.056%, 9/1/24 (144A)                       $  10,458,230
 4,500,000        AA/NR         Massachusetts Health & Educational Facilities
                                 Authority Revenue, 4.625%, 8/15/28                   4,128,300
 2,000,000        AA+/Aaa       Massachusetts Health & Educational Facilities
                                Authority Revenue, 5.0%, 7/1/33                      2,032,200
 1,550,000        BBB-/Baa3     Massachusetts Health & Educational Facilities
                                 Authority Revenue, 5.25%, 7/15/18                    1,540,297
 1,600,000        BBB/NR        Massachusetts Health & Educational Facilities
                                 Authority Revenue, 5.45%, 11/15/23                   1,603,520
 2,120,000        BBB/Baa3      Massachusetts Health & Educational Facilities
                                   Authority Revenue, 5.625%, 7/1/20                  2,100,666


The accompanying notes are an integral part of these financial statements.    15

Pioneer Municipal and Equity Income Trust
--------------------------------------------------------------------------------
SCHEDULE OF INVESTMENTS 5/31/08 (unaudited)                          (continued)
--------------------------------------------------------------------------------

                  S&P/Moody's
Principal         Ratings
Amount            (unaudited)                                                             Value
                                Massachusetts - (continued)
$  900,000        BBB/Baa3      Massachusetts Health & Educational Facilities
                                  Authority Revenue, 6.25%, 7/1/22                $     918,351
 2,750,000        BBB/Baa2      Massachusetts Health & Educational Facilities
                                  Authority Revenue, 6.625%, 7/1/32                   2,824,387
   500,000        BBB-/NR       Massachusetts State Development Finance
                                  Agency, 5.5%, 1/1/35                                  439,945
 1,100,000        BBB/Baa2      Massachusetts State Development Finance
                                  Agency, 5.625%, 10/1/24                             1,114,223
 1,000,000        BBB/Baa2      Massachusetts State Development Finance
                                  Agency, 5.7%, 10/1/34                               1,001,490
                                                                                  -------------
                                                                                  $  28,161,609
                                                                                  -------------
                                Michigan - 3.1%
 5,000,000        BB+/NR        Macomb County Hospital Finance Authority
                                  Revenue, 5.875%, 11/15/34                       $   4,693,100
 1,595,000        NR/NR         Meridian Economic Development Corporate
                                  Ltd. Obligation Revenue, 5.25%, 7/1/26              1,488,135
 3,340,000        NR/NR         Michigan Public Educational Facilities Authority
                                  Revenue, 5.875%, 6/1/37                             2,943,375
 2,000,000        NR/NR         Michigan State Hospital Finance Authority
                                  Revenue, 5.25%, 11/15/25                            1,745,940
 1,000,000        NR/NR         Michigan State Hospital Finance Authority
                                  Revenue, 5.5%, 11/15/35                               859,080
                                                                                  -------------
                                                                                  $  11,729,630
                                                                                  -------------
                                Minnesota - 1.5%
 2,000,000+       A-/NR         Duluth Economic Development Authority
                                  Health Care Facilities Revenue,
                                  5.25%, 2/15/28                                  $   2,202,940
 1,500,000+       A-/NR         Duluth Economic Development Authority
                                  Health Care Facilities Revenue,
                                  5.25%, 2/15/33                                      1,652,205
 1,000,000        NR/NR         North Oaks Senior Housing Revenue,
                                  6.0%, 10/1/33                                         959,730
 1,000,000        NR/NR         North Oaks Senior Housing Revenue,
                                  6.5%, 10/1/47                                       1,009,630
                                                                                  -------------
                                                                                  $   5,824,505
                                                                                  -------------
                                Missouri - 0.4%
 1,720,000        AA/Aa3        Missouri State Health & Educational Authority
                                  Health Facilities Revenue, 5.25%, 8/15/28       $   1,717,730
                                                                                  -------------


16    The accompanying notes are an integral part of these financial statements.

Pioneer Municipal and Equity Income Trust
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                  S&P/Moody's
Principal         Ratings
Amount            (unaudited)                                                             Value
                                Montana - 0.3%
$1,000,000        NR/A3         Montana Finance Authority Hospital Facilities
                                  Revenue, 5.0%, 6/1/24                           $   1,003,600
                                                                                  -------------
                                Nevada - 0.4%
 1,500,000        A/A2          Henderson Nevada Health Care Facilities
                                  Revenue, 5.625%, 7/1/24                         $   1,542,270
                                                                                  -------------
                                New Hampshire - 0.7%
 1,700,000+       NR/NR         New Hampshire Business Finance Authority
                                  Revenue, 6.05%, 9/1/29                           $   1,781,923
 1,000,000        A+/A2         New Hampshire Health & Education Facilities
                                 Authority Revenue, 5.75%, 10/1/31                    1,018,270
                                                                                  -------------
                                                                                  $   2,800,193
                                                                                  -------------
                                New Jersey - 6.2%
 1,250,000        BBB/Baa3      Camden County Improvement Authority
                                  Revenue, 5.75%, 2/15/34                         $   1,221,987
 5,920,000(a)     NR/Aaa        Garden State Preservation Trust, RIB,
                                  13.774%, 11/1/22 (144A)                             8,325,710
   710,000        NR/NR         New Jersey Economic Development Authority
                                  Revenue, 5.75%, 1/1/25                                656,388
 1,000,000        NR/NR         New Jersey Economic Development Authority
                                  Revenue, 5.875%, 1/1/37                               880,950
 1,000,000        BB/Ba2        New Jersey Health Care Facilities Financing
                                  Authority Revenue, 5.125%, 7/1/14                     943,080
 5,000,000        BBB/Baa1      New Jersey Health Care Facilities Financing
                                  Authority Revenue, 5.375%, 7/1/33                   4,771,450
 3,500,000        NR/NR         New Jersey Health Care Facilities Financing
                                  Authority Revenue, 7.25%, 7/1/27                    3,449,950
 3,000,000+       AAA/Aaa       Tobacco Settlement Financing Corp.,
                                  6.25%, 6/1/43                                       3,413,670
                                                                                  -------------
                                                                                  $  23,663,185
                                                                                  -------------
                                New Mexico - 0.6%
 1,000,000        AA/NR         Dona Ana County PILT Revenue,
                                  5.25%, 12/1/25                                  $   1,009,310
 1,500,000        NR/A3         Farmington New Mexico Hospital Revenue,
                                  5.0%, 6/1/23                                        1,446,315
                                                                                  -------------
                                                                                  $   2,455,625
                                                                                  -------------


The accompanying notes are an integral part of these financial statements.    17

Pioneer Municipal and Equity Income Trust
--------------------------------------------------------------------------------
SCHEDULE OF INVESTMENTS 5/31/08 (unaudited)                          (continued)
--------------------------------------------------------------------------------

                  S&P/Moody's
Principal         Ratings
Amount            (unaudited)                                                             Value
                                New York - 5.4%
$2,500,000        BBB+/Baa2     Albany Industrial Development Agency Civic
                                  Facilities Revenue, 5.25%, 11/15/32             $   2,426,250
 2,000,000        NR/NR         Dutchess County Industrial Development
                                  Agency Revenue, 7.5%, 3/1/29                        2,130,320
 3,255,000(a)     NR/Aa2        Lehman Brothers Municipal Trust Receipts,
                                  RIB, 10.039%, 6/15/38 (144A)                        3,452,676
 1,700,000        NR/NR         Nassau County Industrial Development
                                  Agency, 6.7% 1/1/43                                 1,702,006
 1,000,000        NR/Aa1        New York City Industrial Development Agency,
                                  5.0%, 7/1/27                                        1,028,470
 1,000,000        NR/Aa1        New York City Industrial Development Agency,
                                  5.25%, 7/1/24                                       1,050,360
 5,000,000        AA-/Aa3       Port Authority of New York & New Jersey
                                  Revenue, 5.0%, 9/1/38                               5,097,100
 1,000,000        NR/NR         Suffolk County Industrial Development
                                  Agency Civic Facilities Revenue, 5.5%,
                                  1/1/37 (144A)                                         834,840
 3,000,000        NR/NR         Ulster County Industrial Development Agency
                                  Civic Facility Revenue, 6.0%, 9/15/27               2,792,490
                                                                                  -------------
                                                                                  $  20,514,512
                                                                                  -------------
                                North Carolina - 0.5%
 1,000,000        AA/Aa3        North Carolina Capital Facilities Finance
                                  Agency Student Revenue, 5.0%, 6/1/27            $     981,950
 1,000,000        AA/Aa3        North Carolina Capital Facilities Finance
                                  Agency Student Revenue, 5.0%, 6/1/32                  947,830
                                                                                  -------------
                                                                                  $   1,929,780
                                                                                  -------------
                                Ohio - 2.2%
 1,500,000        NR/NR         Cuyahoga County Health Care & Independent
                                  Living Facilities Revenue, 6.0%, 5/15/37        $   1,364,700
 1,500,000        NR/NR         Cuyahoga County Health Care & Independent
                                  Living Facilities Revenue, 6.0%, 5/15/42            1,354,425
 1,000,000        NR/Baa3       Hamilton County Hospital Facilities Revenue,
                                  5.125%, 5/15/28                                       961,910
 3,955,000(a)     NR/Aa2        Lehman Brothers Municipal Trust Receipts,
                                  RIB, 10.212%, 6/1/28 (144A)                         4,526,933
                                                                                  -------------
                                                                                  $   8,207,968
                                                                                  -------------


18    The accompanying notes are an integral part of these financial statements.

Pioneer Municipal and Equity Income Trust
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                  S&P/Moody's
Principal         Ratings
Amount            (unaudited)                                                             Value
                                Oregon - 0.8%
$2,935,000        NR/Aaa        Oregon State Housing & Community
                                  Services Department Multi-Family
                                  Revenue, 6.0%, 7/1/31                           $   2,947,327
                                                                                  -------------
                                Pennsylvania - 3.6%
 3,000,000        BB/Ba2        Allegheny County Hospital Development
                                  Authority Revenue, 5.375%, 11/15/40             $   2,524,680
 5,000,000+       AAA/Aaa       Pennsylvania State Turnpike Commission Oil
                                  Franchise Tax Revenue, 5.0%, 12/1/31                5,467,450
 1,315,000+       A/NR          Sayre Health Care Facilities Authority
                                  Revenue, 5.875%, 12/1/31                            1,453,338
   685,000        A/NR          Sayre Health Care Facilities Authority
                                  Revenue, 5.875%, 12/1/31                              701,693
   280,000        B-/NR         Scranton-Lackawanna Health and Welfare
                                  Authority Hospital Revenue, 5.9%, 7/1/08              279,969
   700,000        B-/NR         Scranton-Lackawanna Health and Welfare
                                  Authority Hospital Revenue, 6.0%, 7/1/09              700,462
   460,000        B-/NR         Scranton-Lackawanna Health and Welfare
                                  Authority Hospital Revenue, 6.05%, 7/1/10             460,304
 2,165,000        AAA/Aaa       Swarthmore Borough Authority College
                                  Revenue, 5.0%, 9/15/31                              2,189,703
                                                                                  -------------
                                                                                  $  13,777,599
                                                                                  -------------
                                Puerto Rico - 1.3%
    75,000+       BBB-/Baa3     Puerto Rico Public Buildings Authority
                                  Revenue, 5.25%, 7/1/33                          $      82,093
 4,925,000        BBB-/Baa3     Puerto Rico Public Buildings Authority
                                  Revenue, 5.25%, 7/1/33                              4,884,073
                                                                                  -------------
                                                                                  $   4,966,166
                                                                                  -------------
                                Rhode Island - 1.2%
 1,640,000        BBB/Baa3      Tobacco Settlement Financing Corp.,
                                  6.125%, 6/1/32                                  $   1,594,654
 3,100,000        BBB/Baa3      Tobacco Settlement Financing Corp.,
                                  6.25%, 6/1/42                                       2,957,679
                                                                                  -------------
                                                                                  $   4,552,333
                                                                                  -------------
                                South Carolina - 3.5%
 2,000,000        A-/A3         Berkeley County School District Installment
                                  Lease, 5.0%, 12/1/28                            $   2,003,800
 5,000,000        AAA/Aaa       Florence County Hospital Revenue,
                                  5.25%, 11/1/34                                      5,092,450
 3,500,000+       A+/A2         Lexington County Health Services District,
                                  Inc., Hospital Revenue, 5.5%, 11/1/32               3,858,505


The accompanying notes are an integral part of these financial statements.    19

Pioneer Municipal and Equity Income Trust
--------------------------------------------------------------------------------
SCHEDULE OF INVESTMENTS 5/31/08 (unaudited)                          (continued)
--------------------------------------------------------------------------------

                  S&P/Moody's
Principal         Ratings
Amount            (unaudited)                                                             Value
                                South Carolina - (continued)
$  540,000+       A-/A3         South Carolina Jobs Economic Development
                                  Authority Revenue, 5.5%, 11/15/23               $     594,632
 1,960,000        A-/A3         South Carolina Jobs Economic Development
                                  Authority Revenue, 5.5%, 11/15/23                   2,002,610
                                                                                  -------------
                                                                                  $  13,551,997
                                                                                  -------------
                                Tennessee - 0.7%
 2,500,000        NR/Ba2        Knox County Health Educational & Housing
                                  Facilities Board Hospital Revenue,
                                  6.5%, 4/15/31                                   $   2,591,400
                                                                                  -------------
                                Texas - 4.6%
 1,552,000        NR/Aaa        Houston Housing Financing Corp.,
                                  6.25%, 9/20/31                                  $   1,610,821
 2,750,000        AAA/Aaa       Lower Colorado River Authority,
                                  5.0%, 5/15/31                                       2,785,365
 1,711,000        NR/Aaa        Panhandle Regional Housing Finance Corp.,
                                  6.6%, 7/20/31                                       1,807,381
 3,000,000        BBB-/Baa2     Richardson Hospital Authority, 6.0%, 12/1/34          2,926,200
 1,000,000        BBB/NR        Seguin Higher Education Facilities Corp.
                                  Revenue, 5.0%, 9/1/23                                 956,700
 1,500,000        NR/Baa3       Texas State Student Housing Revenue,
                                  6.5%, 9/1/34                                        1,521,300
 3,000,000        NR/NR         Willacy County Local Government Corp.
                                  Revenue, 6.0%, 9/1/10                               2,990,520
 3,000,000        NR/NR         Willacy County Local Government Corp.
                                  Revenue, 6.875%, 9/1/28                             2,958,630
                                                                                  -------------
                                                                                  $  17,556,917
                                                                                  -------------
                                Vermont - 1.4%
 3,750,000(a)     AA/NR         Lehman Brothers Municipal Trust Receipts,
                                  RIB, 12.392%, 10/31/46 (144A)                   $   3,980,100
 1,295,000        AA/Aa3        Vermont Educational & Health Buildings
                                  Financing Agency Revenue, 5.0%, 7/1/24              1,289,276
                                                                                  -------------
                                                                                  $   5,269,376
                                                                                  -------------
                                Virginia - 1.4%
 1,500,000        NR/A3         Prince William County Industrial Development
                                  Hospital Revenue, 5.2%, 10/1/26                 $   1,508,070
 3,925,000        NR/A3         Prince William County Industrial Development
                                  Hospital Revenue, 5.35%, 10/1/36                    3,868,362
                                                                                  -------------
                                                                                  $   5,376,432
                                                                                  -------------


20    The accompanying notes are an integral part of these financial statements.

Pioneer Municipal and Equity Income Trust
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                  S&P/Moody's
Principal         Ratings
Amount            (unaudited)                                                             Value
                                Washington - 2.6%
$3,000,000        AA/A1         King County Washington Sewer Revenue,
                                  5.0%, 1/1/35                                    $   3,037,470
 7,000,000        BBB/Baa3      Tobacco Settlement Authority Revenue,
                                  6.625%, 6/1/32                                      7,039,830
                                                                                  -------------
                                                                                  $  10,077,300
                                                                                  -------------
                                Wisconsin - 0.9%
 3,500,000        BBB+/NR       Wisconsin State Health & Educational
                                  Facilities Authority Revenue,
                                  5.6%, 2/15/29                                   $   3,382,365
                                                                                  -------------
                                TOTAL TAX-EXEMPT OBLIGATIONS
                                (Cost $294,041,774)(b)                            $ 296,269,714
                                                                                  -------------

Shares
                  COMMON STOCKS - 39.2% of Net Assets
                  Energy - 1.7%
                  Oil & Gas Drilling - 0.7%
    19,566        Diamond Offshore Drilling, Inc.                                 $   2,669,585
                                                                                  -------------
                  Oil & Gas Storage & Transportation - 1.0%
   142,876        Spectra Energy Corp.                                            $   3,860,510
                                                                                  -------------
                  Total Energy                                                    $   6,530,095
                                                                                  -------------
                  Materials - 0.5%
                  Diversified Chemicals - 0.5%
    94,000        Olin Corp.                                                      $   2,115,000
                                                                                  -------------
                  Total Materials                                                 $   2,115,000
                                                                                  -------------
                  Capital Goods - 0.5%
                  Aerospace & Defense - 0.5%
    27,334        Northrop Grumman Corp., 7.0%                                    $   2,062,624
                                                                                  -------------
                  Total Capital Goods                                             $   2,062,624
                                                                                  -------------
                  Commercial Services & Supplies - 0.8%
                  Commercial Printing - 0.7%
    79,034        R.R. Donnelley & Sons Co.                                       $   2,594,686
                                                                                  -------------
                  Office Services & Supplies - 0.1%
    31,486        Kimball International, Inc.                                     $     332,177
                                                                                  -------------
                  Total Commercial Services & Supplies                            $   2,926,863
                                                                                  -------------
                  Consumer Durables & Apparel - 0.2%
                  Home Furnishings - 0.2%
    50,000        Bassett Furniture Industries, Inc.                              $     599,500
                                                                                  -------------
                  Total Consumer Durables & Apparel                               $     599,500
                                                                                  -------------


The accompanying notes are an integral part of these financial statements.    21

Pioneer Municipal and Equity Income Trust
--------------------------------------------------------------------------------
SCHEDULE OF INVESTMENTS 5/31/08 (unaudited)                          (continued)
--------------------------------------------------------------------------------

Shares                                                                                    Value
                  Media - 1.3%
                  Movies & Entertainment - 1.0%
   206,487        Regal Entertainment Group                                       $   3,627,977
                                                                                  -------------
                  Publishing - 0.3%
   295,935        Idearc, Inc.                                                    $   1,189,659
                                                                                  -------------
                  Total Media                                                     $   4,817,636
                                                                                  -------------
                  Food, Beverage & Tobacco - 8.5%
                  Packaged Foods & Meats - 2.2%
   532,758        B&G Foods, Inc.                                                 $   5,178,408
    92,828        Kraft Foods, Inc.                                                   3,015,053
                                                                                  -------------
                                                                                  $   8,193,461
                                                                                  -------------
                  Tobacco - 6.3%
   134,140        Altria Group, Inc.                                              $   2,985,956
   172,872        Loews Corp. - Carolina Group                                       12,541,864
   134,140        Philip Morris International, Inc.                                   7,063,812
    29,704        Reynolds American, Inc.                                             1,631,344
                                                                                  -------------
                                                                                  $  24,222,976
                                                                                  -------------
                  Total Food, Beverage & Tobacco                                  $  32,416,437
                                                                                  -------------
                  Pharmaceuticals, Biotechnology & Life Sciences - 4.2%
                  Pharmaceuticals - 4.2%
   329,758        Bristol-Myers Squibb Co.                                        $   7,515,185
   216,536        Merck & Co., Inc.                                                   8,436,243
                                                                                  -------------
                  Total Pharmaceuticals, Biotechnology &
                  Life Sciences                                                   $  15,951,428
                                                                                  -------------
                  Banks - 1.4%
                  Diversified Banks - 0.2%
    28,642        Wachovia Corp.                                                  $     681,680
                                                                                  -------------
                  Regional Banks - 0.7%
    81,550        KeyCorp                                                         $   1,587,778
    67,800        Regions Financial Corp.                                             1,208,196
                                                                                  -------------
                                                                                  $   2,795,974
                                                                                  -------------
                  Thrifts & Mortgage Finance - 0.5%
   222,700        TrustCo Bank Corp., NY                                          $   1,950,852
                                                                                  -------------
                  Total Banks                                                     $   5,428,506
                                                                                  -------------
                  Diversified Financials - 1.7%
                  Other Diversified Financial Services - 0.4%
    42,500        Bank of America Corp.                                           $   1,445,425
                                                                                  -------------
                  Investment Banking & Brokerage - 1.3%
   134,161        Lazard, Ltd., 6.625%                                            $   5,110,204
                                                                                  -------------
                  Total Diversified Financials                                    $   6,555,629
                                                                                  -------------


22    The accompanying notes are an integral part of these financial statements.

Pioneer Municipal and Equity Income Trust
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Shares                                                                                    Value
                  Telecommunication Services - 10.4%
                  Integrated Telecommunication Services - 10.4%
   187,900        AT&T, Inc.                                                      $   7,497,210
   529,946        Citizens Communications Co.                                         6,179,170
     7,670        FairPoint Communications, Inc.                                         69,030
   406,745        Verizon Communications, Inc.                                       15,647,480
   790,184        Windstream Corp.                                                   10,541,055
                                                                                  -------------
                  Total Telecommunication Services                                $  39,933,945
                                                                                  -------------
                  Utilities - 8.0%
                  Electric Utilities - 0.8%
   138,400        Empire District Electric Co.                                    $   2,862,112
                                                                                  -------------
                  Gas Utilities - 3.6%
    81,249        AGL Resources, Inc.                                             $   2,900,589
   395,466        Atmos Energy Corp.                                                 10,831,814
                                                                                  -------------
                                                                                  $  13,732,403
                                                                                  -------------
                  Multi-Utilities - 3.6%
   100,000        Consolidated Edison, Inc.                                       $   4,130,000
   285,753        Duke Energy Corp.                                                   5,280,715
   134,112        NSTAR                                                               4,496,775
                                                                                  -------------
                                                                                  $  13,907,490
                                                                                  -------------
                  Total Utilities                                                 $  30,502,005
                                                                                  -------------
                  TOTAL COMMON STOCKS
                  (Cost $141,760,163)                                             $ 149,839,668
                                                                                  -------------
                  NON-CONVERTIBLE PREFERRED STOCKS - 19.4% of Net Assets
                  Energy - 1.1%
                  Oil & Gas Exploration & Production- 1.1%
    49,300        Apache Corp., Series B, 5.68%                                   $   4,073,413
                                                                                  -------------
                  Total Energy                                                    $   4,073,413
                                                                                  -------------
                  Automobiles & Components - 1.1%
                  Automobile Manufacturers - 1.1%
   126,542        Ford Motor Co. Capital Trust II, 6.5%                           $   4,203,770
                                                                                  -------------
                  Total Automobiles & Components                                  $   4,203,770
                                                                                  -------------
                  Banks - 5.0%
                  Diversified Banks - 2.1%
   105,000        Bank One Capital VI, 7.2%                                       $   2,580,646
   170,579        Royal Bank of Scotland Group Plc,
                    Series Q, 6.75%                                                   3,880,672
    71,000        Wachovia Preferred Funding Corp., Series A, 7.25%                   1,668,500
                                                                                  -------------
                                                                                  $   8,129,818
                                                                                  -------------


The accompanying notes are an integral part of these financial statements.    23

Pioneer Municipal and Equity Income Trust
--------------------------------------------------------------------------------
SCHEDULE OF INVESTMENTS 5/31/08 (unaudited)                          (continued)
--------------------------------------------------------------------------------

Shares                                                                                    Value
                  Thrifts & Mortgage Finance - 2.9%
    56,980        Countrywide Capital V, 7.0%                                     $   1,025,787
   171,677        Fannie Mae, Series N, 6.75%                                         3,948,571
    57,000        Freddie Mac, 5.81%                                                  2,257,200
    39,000        Freddie Mac, Series F, 5.0%                                         1,361,100
    58,000        Freddie Mac, Series K, 5.79%                                        2,279,400
                                                                                  -------------
                                                                                  $  10,872,058
                                                                                  -------------
                  Total Banks                                                     $  19,001,876
                                                                                  -------------
                  Diversified Financials - 5.6%
                  Other Diversified Financial Services - 1.6%
   120,000        Bank of America Corp., Series D, 6.204%                         $   2,593,200
   150,000        JPMorgan Chase Capital Trust XVI, 6.35%                             3,582,000
                                                                                  -------------
                                                                                  $   6,175,200
                                                                                  -------------
                  Consumer Finance - 0.9%
    18,000        MBNA Capital, Series D, 8.125%                                  $     446,033
    71,300        SLM Holdings Corp., Series A, 6.97%                                 2,914,744
                                                                                  -------------
                                                                                  $   3,360,777
                                                                                  -------------
                  Investment Banking & Brokerage - 3.1%
    57,000        Bear Stearns Companies, Inc., Series F, 5.72%                   $   2,416,800
    40,000        Bear Stearns Companies, Inc., Series G, 5.49%                       1,560,000
   100,000        Lehman Brothers Holdings, Inc., 6.5%                                1,948,000
    19,000        Lehman Brothers Holdings, Inc., Series C, 5.94%                       684,000
    50,800        Lehman Brothers Holdings, Inc., Series D, 5.67%                     1,728,216
    65,000        Merrill Lynch Preferred Capital Trust IV, 7.12%                     1,438,793
    87,000        Merrill Lynch Preferred Capital Trust V, 7.28%                      1,970,413
                                                                                  -------------
                                                                                  $  11,746,222
                                                                                  -------------
                  Total Diversified Financials                                    $  21,282,199
                                                                                  -------------
                  Insurance - 2.2%
                  Life & Health Insurance - 0.2%
   159,000        Scottish Re Group, Ltd., 7.25%                                  $     874,500
                                                                                  -------------
                  Property & Casualty Insurance - 2.0%
   160,000        ACE, Ltd., Series C, 7.8%                                       $   4,000,000
   161,000        Berkley W.R. Capital Trust II, 6.75%                                3,722,845
                                                                                  -------------
                                                                                  $   7,722,845
                                                                                  -------------
                  Total Insurance                                                 $   8,597,345
                                                                                  -------------
                  Real Estate - 1.4%
                  Industrial Real Estate Investment Trust - 0.2%
    40,000        Prologis Trust, Series G, 6.75%                                 $     931,600
                                                                                  -------------


24    The accompanying notes are an integral part of these financial statements.

Pioneer Municipal and Equity Income Trust
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Shares                                                                                    Value
                  Office Real Estate Investment Trust - 0.3%
    15,000        Brandywine Realty Trust, Series C, 7.5%                         $     345,000
    34,500        Brandywine Realty Trust, Series D, 7.375%                             772,800
                                                                                  -------------
                                                                                  $   1,117,800
                                                                                  -------------
                  Retail Real Estate Investment Trust - 0.9%
    94,000        Regency Centers Corp., Series C, 7.45%                          $   2,231,560
    53,500        Regency Centers Corp., Series E, 6.7%                               1,166,835
                                                                                  -------------
                                                                                  $   3,398,395
                                                                                  -------------
                  Total Real Estate                                               $   5,447,795
                                                                                  -------------
                  Utilities - 3.0%
                  Electric Utilities - 2.6%
    98,000        Alabama Power Co., 5.3%                                         $   2,190,300
   113,000        Alabama Power Co., 5.83%                                            2,751,550
    78,000        Interstate Power and Light Co., Series B, 8.375%                    2,184,000
    40,000        Mississippi Power Co., 5.25%                                          960,000
     7,700        PPL Electric Utilities Corp., 4.5%                                    623,700
    73,000        Southern California Edison Co., 4.32%                               1,405,980
                                                                                  -------------
                                                                                  $  10,115,530
                                                                                  -------------
                  Gas Utilities - 0.4%
    62,000        Southern Union Co., Series C, 7.55%                             $   1,563,640
                                                                                  -------------
                  Total Utilities                                                 $  11,679,170
                                                                                  -------------
                  TOTAL NON-CONVERTIBLE PREFERRED STOCKS
                  (Cost $88,994,758)                                              $  74,285,568
                                                                                  -------------
                  CONVERTIBLE PREFERRED STOCKS - 1.0% of Net Assets
                  Commercial Services & Supplies - 0.8%
                  Office Services & Supplies - 0.8%
    60,000        Avery Dennison Corp., 7.875%                                    $   3,000,000
                                                                                  -------------
                  Total Commercial Services & Supplies                            $   3,000,000
                                                                                  -------------
                  Insurance - 0.2%
                  Property & Casualty Insurance - 0.2%
    47,919        XL Capital, Ltd., Class A, 7.0%                                 $     667,032
                                                                                  -------------
                  Total Insurance                                                 $     667,032
                                                                                  -------------
                  TOTAL CONVERTIBLE PREFERRED STOCKS
                  (Cost $4,203,880)                                               $   3,667,032
                                                                                  -------------


The accompanying notes are an integral part of these financial statements.    25

Pioneer Municipal and Equity Income Trust
--------------------------------------------------------------------------------
SCHEDULE OF INVESTMENTS 5/31/08 (unaudited)                          (continued)
--------------------------------------------------------------------------------

Shares                                                                                    Value
                  TAX-EXEMPT MONEY MARKET MUTUAL FUND - 8.6% of Net Assets
33,005,000        BlackRock Liquidity Funds MuniFund Portfolio                    $  33,005,000
                                                                                  -------------
                  TOTAL TAX-EXEMPT MONEY MARKET MUTUAL FUND
                  (Cost $33,005,000)                                              $  33,005,000
                                                                                  -------------
                  TOTAL INVESTMENTS IN SECURITIES - 145.7%
                  (Cost $562,005,575)(c)                                          $ 557,066,982
                                                                                  -------------
                  OTHER ASSETS AND LIABILITIES 0.5%                               $   1,789,349
                                                                                  -------------
                  PREFERRED SHARES AT REDEMPTION VALUE,
                  INCLUDING DIVIDENDS PAYABLE - (46.2%)                           $(176,446,296)
                                                                                  -------------
                  NET ASSETS APPLICABLE TO COMMON
                  SHAREOWNERS - 100.0%                                            $ 382,410,035
                                                                                  =============

Portfolio Abbreviations
RIB     Residual Interest Bonds

(144A) Security is exempt from registration under Rule 144A of the Securities Act of 1933. Such securities may be resold normally to qualified institutional buyers in a transaction exempt from registration. At
       May 31, 2008, the value of these securities amounted $42,995,429, or 11.2% of total net assets.

NR     Security not rated by S&P or Moody's.

+ Prerefunded bonds have been collateralized by U.S. Treasury securities or U.S. Government Agencies, which are held in escrow to pay interest and principal on the tax exempt issue and to retire the bonds in full at the earliest refunding date.

(a) The interest rate is subject to change periodically and inversely based upon prevailing market rates. The interest rate shown is the coupon rate at May 31, 2008.

(b) The concentration of tax-exempt investments by type of obligation/market sector is as follows:

       Insured:
         FSA                                   8.1%
         Radian                                3.1
         MBIA                                  1.7
         FGIC                                  1.2
         AMBAC                                 0.9
                                             -----
                                              15.0%
       General Obligation                      3.2
       Revenue Bonds:
         Health Revenue                       30.2
         Tobacco Revenue                      15.3
         Other Revenue                        10.0
         Development Revenue                   9.4
         Education Revenue                     7.1
         Housing Revenue                       3.5
         Facilities Revenue                    3.0
         Transportation Revenue                1.6
         Gaming Revenue                        1.1
         School District Revenue               0.6
                                             -----
                                             100.0%
                                             =====


26    The accompanying notes are an integral part of these financial statements.

Pioneer Municipal and Equity Income Trust
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(c) At May 31, 2008, the net unrealized loss on investments based on cost for federal income tax purposes of $561,737,943 was as follows:

      Aggregate gross unrealized gain for all investments in which there is an
        excess of value over tax cost                                             $31,126,949
      Aggregate gross unrealized loss for all investments in which there is an
        excess of tax cost over value                                             (35,797,910)
                                                                                  -----------
      Net unrealized loss                                                         $(4,670,961)
                                                                                  ===========

      For financial reporting purposes net unrealized loss on investments was $4,938,593 and cost of investments aggregated $562,005,575.

Purchases and sales of securities (excluding temporary cash investments) for the six months ended May 31, 2008, aggregated $37,122,225 and $71,899,278, respectively.

FAS 157 Footnote Disclosures

Various inputs are used in determining the value of the Trust's investments. These inputs are summarized in the three broad levels listed below.

Highest priority is given to Level 1 inputs and lowest priority is given to Level 3.

Level 1 - quoted prices in active markets for identical securities

Level 2 - other significant observable inputs (including quoted prices for similar securities, interest rates, prepayment speeds, credit risk, etc.)

Level 3 - significant unobservable inputs (including the Trust's own assumptions in determining fair value of investments)

The following is a summary of the inputs used as of May 31, 2008, in valuing the Trust's assets:

                                                Investments     Other Financial
Valuation Inputs                                in Securities   Instruments*
--------------------------------------------------------------------------------
Level 1 - Quoted Prices                           $223,718,855      $        -
Level 2 - Other Significant Observable Inputs      333,348,127        (906,708)
Level 3 - Significant Unobservable Inputs                    -                -
                                                  ------------       ----------
Total                                             $557,066,982       $ (906,708)
                                                  ============       ==========

* Other financial instruments include, interest rate swaps.


The accompanying notes are an integral part of these financial statements.    27

Pioneer Municipal and Equity Income Trust
--------------------------------------------------------------------------------
STATEMENT OF ASSETS AND LIABILITIES 5/31/08 (unaudited)
--------------------------------------------------------------------------------

ASSETS:
  Investments in securities, at value (cost $562,005,575)          $557,066,982
  Receivables -
    Dividends and interest                                            6,173,665
  Prepaid expenses                                                       21,525
                                                                   ------------
     Total assets                                                  $563,262,172
                                                                   ------------
LIABILITIES:
  Due to custodian                                                 $  3,143,472
  Due to affiliates                                                     292,163
  Administration fee payable                                             31,134
  Unrealized depreciation on interest rate swaps                        906,708
  Accrued other expenses                                                 32,364
                                                                   ------------
     Total liabilities                                             $  4,405,841
                                                                   ------------
PREFERRED SHARES AT REDEMPTION VALUE:
  $25,000 liquidation value per share applicable to 7,050
    shares, including dividends payable of $196,296                $176,446,296
                                                                   ------------
NET ASSETS APPLICABLE TO COMMON SHAREOWNERS:
  Paid-in capital                                                  $406,036,048
  Distribution in excess of net investment income                    (9,312,273)
  Accumulated net realized loss on investments and interest
    rate swaps                                                       (8,468,439)
  Net unrealized loss on investments                                 (4,938,593)
  Net unrealized loss on interest rate swaps                           (906,708)
                                                                   ------------
    Net assets applicable to common shareowners                    $382,410,035
                                                                   ============
NET ASSET VALUE PER SHARE:
No par value, (unlimited number of shares authorized)
  Based on $382,410,035/28,706,981 common shares                   $      13.32
                                                                   ============


28    The accompanying notes are an integral part of these financial statements.

Pioneer Municipal and Equity Income Trust
--------------------------------------------------------------------------------
STATEMENT OF OPERATIONS (unaudited)
--------------------------------------------------------------------------------
For the Six Months Ended 5/31/08

INVESTMENT INCOME:
    Dividends                                        $  6,438,103
    Interest                                           10,154,571
                                                     ------------
                                                                        $ 16,592,674
                                                                        ------------
EXPENSES:
    Management fees                                  $  1,713,148
    Administration fees                                   235,624
    Transfer agent fees and expenses                       65,680
    Auction agent fees                                    234,182
    Custodian fees                                         17,173
    Registration fees                                      13,143
    Professional fees                                     222,423
    Printing expense                                       15,590
    Trustees' fees                                         16,147
    Pricing fees                                            7,249
    Insurance fees                                          9,111
    Miscellaneous                                          23,478
                                                     ------------
     Total expenses                                                     $  2,572,948
       Less fees paid indirectly                                                 (50)
                                                                        ------------
     Net expenses                                                       $  2,572,898
                                                                        ------------
       Net investment income                                            $ 14,019,776
                                                                        ------------
REALIZED AND UNREALIZED GAIN (LOSS) ON
INVESTMENTS AND INTEREST RATE SWAPS:
    Net realized loss from:
     Investments                                     $ (8,397,381)
     Interest rate swaps                                  (71,058)      $ (8,468,439)
                                                     ------------       ------------
    Change in net unrealized gain (loss) from:
     Investments                                     $(24,149,426)
     Interest rate swaps                                 (995,071)      $(25,144,497)
                                                     ------------       ------------
       Net loss on investments and interest
         rate swaps                                                     $(33,612,936)
                                                                        ------------
DISTRIBUTIONS TO PREFERRED SHAREOWNERS
FROM NET INVESTMENT INCOME:                                             $ (4,064,010)
                                                                        ------------
    Net decrease in net assets applicable to common
     shareowners resulting from operations                              $(23,657,170)
                                                                        ============


The accompanying notes are an integral part of these financial statements.    29

Pioneer Municipal and Equity Income Trust
--------------------------------------------------------------------------------
STATEMENTS OF CHANGES IN NET ASSETS
--------------------------------------------------------------------------------
For the Six Months Ended 5/31/08 and Year Ended 11/30/07, respectively

                                                            Six Months
                                                              Ended             Year
                                                             5/31/08            Ended
                                                           (unaudited)        11/30/07
FROM OPERATIONS:
  Net investment income                                   $  14,019,776    $  27,937,587
  Net realized gain (loss) on investments and interest
    rate swaps                                               (8,468,439)       4,083,359
  Change in net unrealized gain on investments
    and interest rate swaps                                 (25,144,497)     (35,033,973)
  Dividends and distributions to preferred
    shareowners from:
     Net investment income                                   (4,064,010)      (7,768,522)
     Net realized gains                                               -         (908,387)
                                                          -------------    -------------
       Net decrease in net assets applicable to
         common shareowners                               $ (23,657,170)   $ (11,689,936)
                                                          -------------    -------------
DIVIDENDS AND DISTRIBUTIONS TO COMMON
SHAREOWNERS:
  Net investment income
     ($0.67 and $0.85 per share, respectively)            $ (19,291,091)   $ (24,511,851)
  Net realized gains
     ($0.00 and $0.10 per share, respectively)                        -       (2,731,074)
                                                          -------------    -------------
       Total distributions to common shareowners          $ (19,291,091)   $ (27,242,925)
                                                          -------------    -------------
       Net decrease in net assets applicable
         to common shareowners                            $ (42,948,261)   $ (38,932,861)
NET ASSETS APPLICABLE TO COMMON
SHAREOWNERS:
  Beginning of period                                     $ 425,358,296    $ 464,291,157
                                                          -------------    -------------
  End of period                                           $ 382,410,035    $ 425,358,296
                                                          =============    =============
  Undistributed (distribution in excess of) net
    investment income                                     $  (9,312,273)   $      23,052
                                                          =============    =============


30    The accompanying notes are an integral part of these financial statements.

Pioneer Municipal and Equity Income Trust
--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS
--------------------------------------------------------------------------------

                                                                           For the
                                                                          Six Months
                                                                            Ended           Year
                                                                           5/31/08          Ended
                                                                         (unaudited)      11/30/07
Per Common Share Operating Performance
Net asset value, beginning of period                                      $  14.82        $  16.17
                                                                          --------        --------
Increase (decrease) from investment operations:(a)
 Net investment income                                                    $   0.49        $   0.97
 Net realized and unrealized gain (loss) on investments and
  interest rate swaps                                                        (1.18)          (1.07)
 Dividends and distributions to preferred shareowners from:
  Net Investment income                                                      (0.14)          (0.27)
  Net realized gain                                                              -           (0.03)
                                                                          --------        --------
  Net increase (decrease) from investment operations                      $  (0.83)       $  (0.40)
Dividends and distributions to common shareowners from:
  Net investment income                                                      (0.67)          (0.85)
  Net realized gain                                                              -           (0.10)
Capital charge with respect to issuance of:
 Common shares                                                                   -               -
 Preferred shares                                                                -               -
                                                                          --------        --------
Net increase (decrease) in net asset value                                $  (1.50)       $  (1.35)
                                                                          --------        --------
Net asset value, end of period(e)                                         $  13.32        $  14.82
                                                                          ========        ========
Market value, end of period(e)                                            $  12.93        $  13.41
                                                                          ========        ========
Total return at market value(f)                                               1.56%           2.30%
Ratios to average net assets of common shareowners
 Net expenses(g)                                                              1.30%(h)        1.26%
 Net investment income before preferred share dividends                       7.10%(h)        6.12%
 Preferred share dividends                                                    2.06%(h)        1.70%
 Net investment income available to common shareowners                        5.04%(h)        4.42%
Portfolio turnover                                                               7%             23%
Net assets of common shareowners, end of period (in thousands)            $382,410        $425,358
Preferred shares outstanding (in thousands)                               $176,250        $176,250
Asset coverage per preferred share, end of period                         $ 79,270        $ 85,354
Average market value per preferred share(i)                               $ 25,000        $ 25,000
Liquidation value, including dividends payable, per preferred share       $ 25,028        $ 25,019

                                                                            Year            Year          1/30/04(b)
                                                                            Ended           Ended             to
                                                                          11/30/06        11/30/05         11/30/04
Per Common Share Operating Performance
Net asset value, beginning of period                                      $  14.65        $  14.55        $  14.33(c)
                                                                          --------        --------        --------
Increase (decrease) from investment operations:(a)
 Net investment income                                                    $   0.98        $   0.95        $   0.66
 Net realized and unrealized gain (loss) on investments and
  interest rate swaps                                                         1.57            0.13            0.27
 Dividends and distributions to preferred shareowners from:
  Net Investment income                                                      (0.26)          (0.19)          (0.06)
  Net realized gain                                                          (0.02)              -(d)            -
                                                                          --------        --------        --------
  Net increase (decrease) from investment operations                      $   2.27        $   0.89        $   0.87
Dividends and distributions to common shareowners from:
  Net investment income                                                      (0.67)          (0.79)          (0.55)
  Net realized gain                                                          (0.08)              -               -
Capital charge with respect to issuance of:
 Common shares                                                                   -               -           (0.03)
 Preferred shares                                                                -               -           (0.07)
                                                                          --------        --------        --------
Net increase (decrease) in net asset value                                $   1.52        $   0.10        $   0.22
                                                                          --------        --------        --------
Net asset value, end of period(e)                                         $  16.17        $  14.65        $  14.55
                                                                          ========        ========        ========
Market value, end of period(e)                                            $  14.00        $  12.18        $  12.74
                                                                          ========        ========        ========
Total return at market value(f)                                              21.79%           1.51%         (11.26)%
Ratios to average net assets of common shareowners
 Net expenses(g)                                                              1.12%           1.12%           1.04%(h)
 Net investment income before preferred share dividends                       6.43%           6.32%           5.69%(h)
 Preferred share dividends                                                    1.69%           1.28%           0.55%(h)
 Net investment income available to common shareowners                        4.74%           5.04%           5.14%(h)
Portfolio turnover                                                              16%             27%             63%
Net assets of common shareowners, end of period (in thousands)            $464,291        $420,476        $417,789
Preferred shares outstanding (in thousands)                               $176,250        $176,250        $176,250
Asset coverage per preferred share, end of period                         $ 90,870         $84,651        $ 84,264
Average market value per preferred share(i)                               $ 25,000         $25,000        $ 25,000
Liquidation value, including dividends payable, per preferred share       $ 25,015         $25,009        $ 25,003


The accompanying notes are an integral part of these financial statements.    31

Pioneer Municipal and Equity Income Trust
--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS
--------------------------------------------------------------------------------

Ratios to average net assets of common shareowners before
waivers and reimbursements of expenses
 Net expenses(g)                                                    1.30%(h)        1.26%       1.12%        1.12%        1.05%(h)
 Net investment income before preferred share dividends             7.10%(h)        6.12%       6.43%        6.32%        5.68%(h)
 Preferred share dividends                                          2.06%(h)        1.70%       1.69%        1.28%        0.55%(h)
 Net investment income available to common shareowners              5.04%(h)        4.42%       4.74%        5.04%        5.13%(h)

(a) The per common share data presented above is based upon the average common shares outstanding for the periods presented.
(b) The Trust shares were first publicly offered on January 28, 2004.
(c) Net asset value immediately after the closing of the first public offering was $14.30.
(d) Amount is less than $0.01 per common share.
(e) Net asset value and market value are published in Barron's on Saturday, The Wall Street Journal on Monday and The New York Times on Monday and Saturday.
(f) Total investment return is calculated assuming a purchase of common shares at the current market value on the first day and a sale at the current market value on the last day of the periods reported. Dividends and distributions, if any, are assumed for purposes of this calculation to be reinvested at prices obtained under the Trust's dividend reinvestment plan. Total investment return does not reflect brokerage commissions. Total investment return less than a full period is not annualized. Past performance is not a guarantee of future results.
(g) Expense ratios do not reflect the effect of dividend payments to preferred shareowners.
(h) Annualized.
(i) Market value is redemption without an active market.

The information above represents the operating performance data for a share of common stock outstanding, total investment return, ratios to average net assets of common shareowners and other supplemental data for the periods indicated. This information has been determined based upon financial information provided in the financial statements and market value data for the Trust's common shares.


32    The accompanying notes are an integral part of these financial statements.

Pioneer Municipal and Equity Income Trust
--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS (unaudited)
--------------------------------------------------------------------------------

1. Organization and Significant Accounting Policies
Pioneer Municipal and Equity Income Trust (the "Trust") was organized as a Delaware statutory trust and registered as a diversified, closed-end management investment company under the Investment Company Act of 1940. The Trust changed its name from Pioneer Tax Advantaged Balanced Trust effective November 7, 2007. The Trust's investment objective is to provide a high level of total after-tax return, including attractive tax-advantaged income.

The Trust may invest in municipal securities with a broad range of maturities and credit ratings, including both investment grade and below investment grade municipal securities. By concentrating in municipal securities, the portfolio is more susceptible to adverse economic, political or regulatory developments than is a portfolio that invests more broadly. Investments in the Trust are subject to possible loss due to the financial failure of underlying securities and their inability to meet their debt obligations. The Trust may also invest in common stocks and preferred securities that pay tax-qualified dividends. In addition, the Trust may invest in other securities, including debt instruments, real estate investment trusts ("REITs") and equity securities, that generate income taxable at ordinary income rates, rather than long-term capital gain rates.

There can be no assurance as to the portion of the Trust's dividends that will be tax-exempt or tax-qualified.

A portion of income may be subject to state, federal, and/or alternative minimum tax. Capital gains, if any, are subject to a capital gains tax. When interest rates rise, the prices of fixed income securities in the Trust will generally fall. Conversely, when interest rates fall the prices of fixed-income securities in the Trust will generally rise.

The Trust may invest in derivative securities, which may include futures and options. These types of instruments can increase price fluctuation.

Information regarding the Trust's principal risks is contained in the Trust's original offering prospectus, with additional information included in the Trust's shareowner reports from time to time. Please refer to those documents when considering the Trust's risks. At times, the Trust's investments may represent industries or industry sectors that are interrelated or have common risks, making it more

Pioneer Municipal and Equity Income Trust
--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS (unaudited)                            (continued)
--------------------------------------------------------------------------------

susceptible to any economic, political, or regulatory developments or other risks affecting those industries and sectors.

The Trust's financial statements have been prepared in conformity with U.S. generally accepted accounting principles that require the management of the Trust to, among other things, make estimates and assumptions that affect the reported amounts of assets and liabilities, and the reported amounts of income, expenses and gains and losses on investments during the reporting period. Actual results could differ from those estimates.

The following is a summary of significant accounting policies followed by the Trust in preparation of its financial statements, which are consistent with those policies generally accepted in the investment company industry:

A.  Security Valuation

    Security transactions are recorded as of trade date. Fixed-income securities are valued at prices supplied by independent pricing services, which consider such factors as Treasury spreads, yields, maturities and ratings. Valuations may be supplemented by values obtained from dealers and other sources, as required. Equity securities are valued at the last sale price on the principal exchange where they are traded. The values of interest rate swaps are determined by obtaining dealer quotations. Securities for which market quotations are not readily available are valued using fair value methods pursuant to procedures adopted by the Board of Trustees. The Trust may also use the fair value of a security, including a non U.S. security, when the closing market price on the principal exchange where the security is traded no longer accurately reflects the value of the security as of the close of the exchange. At May 31, 2008, there were no securities fair valued. Temporary cash investments are valued at cost which approximates market value.

    Dividend income is recorded on the ex-dividend date, except that certain dividends from foreign securities where the ex-dividend date may have passed are recorded as soon as the Trust becomes aware of the ex-dividend data in the exercise of reasonable diligence. Discount and premium on debt securities are accreted or amortized, respectively, daily, on an effective yield to maturity basis and are included in interest income. Interest income,

Pioneer Municipal and Equity Income Trust
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

    including income on interest bearing cash accounts, is recorded on an accrual basis.

    Gains and losses on sales of investments are calculated on the identified cost method for both financial reporting and federal income tax purposes.

B.  Federal Income Taxes

    It is the Trust's policy to comply with the requirements of the Internal Revenue Code applicable to regulated investment companies and to distribute all of its taxable income and net realized capital gains, if any, to its shareowners. Therefore, no federal income tax provision is required. All tax returns filed thus far are subject to examination by tax authorities.

    The amounts and characterizations of distributions to shareowners for financial reporting purposes are determined in accordance with federal income tax rules. Therefore, the source of the Trust's distributions may be shown in the accompanying financial statements as either from or in excess of net investment income or net realized gain (loss) on investment transactions, or from paid-in capital, depending on the type of book/tax differences that may exist.

    The tax character of current year distributions paid to common and preferred shareowners will be determined at the end of the fiscal year. Distributions during the year ended November 30, 2007 were as follows:

--------------------------------------------------------------------------------
                                                                      2007
--------------------------------------------------------------------------------
  Distributions paid from:
  Tax-Exempt income                                                $15,264,954
  Ordinary income*                                                  17,015,419
  Long-term capital gain                                             3,639,461
                                                                   -----------
                                                                   $35,919,834
                                                                   ===========
--------------------------------------------------------------------------------

* Included in the Trust's distributions from 2007 ordinary income is $2,324,009 ($0.08 per common share) in excess of investment company taxable income, which, in accordance with applicable U.S. tax law, is taxable to shareowners as ordinary income distributions.

Pioneer Municipal and Equity Income Trust
--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS (unaudited)                            (continued)
--------------------------------------------------------------------------------

    The following shows the components of distributable earnings on a federal income tax basis at November 30, 2007.

--------------------------------------------------------------------------------
                                                                        2007
--------------------------------------------------------------------------------
  Undistributed ordinary income                                    $         -
  Undistributed long-term gains                                              -
  Dividends payable                                                   (134,031)
  Unrealized appreciation                                           19,456,279
                                                                   -----------
    Total                                                          $19,322,248
                                                                   ===========
--------------------------------------------------------------------------------

    The difference between book basis and tax basis unrealized appreciation is primarily attributable to the difference between book and tax amortization methods for premiums and discounts on fixed income securities and the accounting treatment for swap agreements.

C.  Automatic Dividend Reinvestment Plan

    All common shareowners automatically participate in the Automatic Dividend Reinvestment Plan (the "Plan"), under which participants receive all dividends and capital gain distributions (collectively, "dividends") in full and fractional common shares of the Trust in lieu of cash. Shareowners may elect not to participate in the Plan. Shareowners not participating in the Plan receive all dividends and capital gain distributions in cash. Participation in the Plan is completely voluntary and may be terminated or resumed at any time without penalty by notifying American Stock Transfer & Trust Company, the agent for shareowners in administering the Plan (the "Plan Agent"), in writing prior to any dividend record date; otherwise such termination or resumption will be effective with respect to any subsequently declared dividend or other distribution.

    Whenever the Trust declares a dividend on common shares payable in cash, participants in the Plan will receive the equivalent in common shares acquired by the Plan Agent either (i) through receipt of additional unissued but authorized common shares from the Trust or (ii) by purchase of outstanding common shares on the New York Stock Exchange or elsewhere. If, on the payment date for any dividend, the net asset value per common share is equal to or less than the market price per share plus estimated brokerage trading fees ("market premium"), the Plan Agent will invest the

Pioneer Municipal and Equity Income Trust
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

    dividend amount in newly issued common shares. The number of newly issued common shares to be credited to each account will be determined by dividing the dollar amount of the dividend by the net asset value per common share on the date the shares are issued, provided that the maximum discount from the then current market price per share on the date of issuance does not exceed 5%. If, on the payment date for any dividend, the net asset value per common share is greater than the market value ("market discount"), the Plan Agent will invest the dividend amount in common shares acquired in open-market purchases. There are no brokerage charges with respect to newly issued common shares. However, each participant will pay a pro rata share of brokerage trading fees incurred with respect to the Plan Agent's open-market purchases. Participating in the Plan does not relieve shareowners from any federal, state or local taxes which may be due on dividends paid in any taxable year. Shareowners holding Plan shares in a brokerage account may not be able to transfer the shares to another broker and continue to participate in the Plan.

2. Management Agreement

Pioneer Investment Management, Inc. ("PIM"), a wholly owned indirect subsidiary of UniCredit S.p.A. ("UniCredit"), manages the Trust's portfolio. Management fees payable under the Trust's Management Agreement with PIM are calculated daily at the annual rate of 0.60% of the Trust's average daily managed assets. "Managed assets" is the average daily value of the Trust's total assets minus the sum of the Trust's liabilities, which liabilities exclude debt related to leverage, short-term debt and the aggregate liquidation preference of any outstanding preferred shares. For the six months ended, May 31, 2008, the net management fee was equivalent to 0.60% of the Trust's average daily managed assets, which was equivalent to 0.87% of the Trust's average daily net assets attributable to common shareowners.

In addition, under PIM's management and administration agreements, certain other services and costs are paid by PIM and reimbursed by the Trust. Included in "Due to affiliates" reflected on the Statement of Assets and Liabilities is $292,163 in management costs, administrative costs and certain other fees payable to PIM at May 31, 2008.

The Trust has retained Princeton Administrators, LLC, ("Princeton") to provide certain administrative and accounting services to the Trust on

Pioneer Municipal and Equity Income Trust
--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS (unaudited)                            (continued)
--------------------------------------------------------------------------------

its behalf. The Trust pays Princeton a monthly fee at an annual rate of 0.07% of the average daily value of the Trust's managed assets up to $500 million and 0.03% for average daily managed assets in excess of $500 million, subject to a minimum monthly fee of $10,000.

3. Transfer Agents

Pioneer Investment Management Shareholder Services, Inc. ("PIMSS"), a wholly owned indirect subsidiary of UniCredit, through a sub-transfer agency agreement with American Stock Transfer & Trust Company, provides substantially all transfer agent and shareowner services related to the Trust's common shares at negotiated rates. Deutsche Bank Trust Company Americas ("Deutsche Bank") is the transfer agent, registrar, dividend paying agent and auction agent with respect to the Trust's Auction Market Preferred Shares ("AMPS"). The Trust pays Deutsche Bank an annual fee, as is agreed to from time to time by the Trust and Deutsche Bank, for providing such services.

4. Expense Offset Arrangements

The Trust has entered into an arrangement with its custodian whereby credits realized as a result of uninvested cash balances are used to reduce a portion of the Trust's custodian expenses. For the six months ended May 31, 2008, the Trust expenses were reduced by $50 under such arrangements.

5. Interest Rate Swaps

The Trust may enter into interest rate swap transactions to attempt to protect itself from increasing dividend or interest expense on its leverage resulting from increasing short-term interest rates. The cost of leverage may rise with an increase in interest rates, generally having the effect of lower yields and potentially lower dividends to common shareowners. Interest rate swaps can be used to "lock in" the cost of leverage and reduce the negative impact that rising short-term interest rates would have on the Trust's leveraging costs.

An interest rate swap is an agreement between two parties, which involves exchanging floating rate and fixed rate interest payments for a specified period of time. Interest rate swaps involve the accrual of the net interest payments between the parties on a daily basis, with the net amount recorded within the unrealized appreciation/depreciation of interest rate swaps on the Statement of Assets and Liabilities. Once the interim payments are settled in cash, at the

Pioneer Municipal and Equity Income Trust
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

pre-determined dates specified in the agreement, the net amount is recorded as realized gain or loss from interest rate swaps on the Statement of Operations. During the term of the swap, changes in the value of the swap are recognized as unrealized gains and losses by "marking-to market" the value of the swap based on values obtained from dealer quotations. When the swap is terminated, the Trust will record a realized gain or loss equal to the difference, if any, between the proceeds from (or cost of) closing the contract and the cost basis of the contract. The Trust is exposed to credit risk in the event of non-performance by the other party to the interest rate swap. However, at May 31, 2008 the Trust does not anticipate non-performance by any counterparty. Risk may also arise with regard to market movements in the value of the swap arrangement that do not exactly offset the changes in the related dividend requirement or interest expense on the Trust's leverage.

Under the terms of the agreement entered into by the Trust, the Trust receives a floating rate of interest and pays a fixed rate of interest for the term. Details of the swap agreement outstanding as of May 31, 2008 were as follows:

-----------------------------------------------------------------------------------------
                 Termination      Notional                                   Unrealized
 Counterparty        Date       Amount (000)   Fixed Rate   Floating Rate   Depreciation
 ------------        ----       ------------   ----------   -------------   ------------
 UBS AG        Sept. 1, 2009      $106,000    2.855%        1 month BMA     $ (906,708)
-----------------------------------------------------------------------------------------

6. Trust Shares

There are an unlimited number of common shares of beneficial interest authorized.

During the six months ended May 31, 2008 and year ended November 30, 2007, there were no share transactions by the Trust. All reinvested distributions were satisfied with previously issued shares purchased in the open market by the Plan Agent and credited to shareowner accounts.

The Trust may classify and reclassify any unissued common shares of beneficial interest into one or more series of preferred shares of beneficial interest. As of May 31, 2008, there were 7,050 AMPS as follows: Series T7-2,350, Series F7-2,350 and Series TH28-2,350.

Dividends on Series T7 and Series F7 are cumulative at a rate which is reset every seven days based on the results of an auction.

Pioneer Municipal and Equity Income Trust
--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS (unaudited)                            (continued)
--------------------------------------------------------------------------------

Dividends on Series TH28 are also cumulative at a rate reset every 28 days based on the results of an auction. An auction fails if there are more AMPS offered than there are buyers. When an auction fails, the dividend rate for the period will be the maximum rate on the auction dates described in the prospectus for the AMPS. You will not be able to sell your AMPS at an auction if the auction fails. Since February 13, 2008, the Trust's auctions related to the AMPS have failed. The maximum rate for the 7-Day Series is 1.25% spread, over, or 125% of (the greater of) the one week LIBOR rate. The maximum rate for the 28 day Series is 1.25% spread, over, or 125% of (the greater of) of the one month LIBOR rate. Dividend rates ranged from 3.54% to 6.15% during the six months ended May 31, 2008.

The Trust may not declare dividends or make other distributions on its common shares or purchase any such shares if, at the time of the declaration, distribution or purchase, asset coverage with respect to the outstanding preferred shares would be less than 200%.

The AMPS are redeemable at the option of the Trust, in whole or in part, on any dividend payment date at $25,000 per share plus any accumulated or unpaid dividends, whether or not declared. The AMPS are also subject to mandatory redemption at $25,000 per share plus any accumulated or unpaid dividends, whether or not declared, if certain requirements relating to the composition of the assets and liabilities of the Trust as set forth in the Agreement and Declaration of Trust are not satisfied.

The holders of AMPS have voting rights equal to the holders of the Trust's common shares (one vote per share) and will vote together with holders of the common shares as a single class. However, holders of AMPS are also entitled to elect two of the Trust's Trustees. In addition, the Investment Company Act of 1940, as amended, requires that along with approval by shareowners that might otherwise be required, the approval of the holders of a majority of any outstanding preferred shares, voting separately as a class, would be required to (a) adopt any plan of reorganization that would adversely affect the preferred shares and (b) take any action requiring a vote of security holders, including, among other things, changes in the Trust's subclassification as a closed-end investment company or changes in its fundamental investment restrictions.

Pioneer Municipal and Equity Income Trust
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

7. New Pronouncements

In March 2008, Statement of Financial Accounting Standards No. 161, Disclosures about Derivative Instruments and Hedging Activities ("SFAS 161"), was issued and is effective for fiscal years beginning after November 15, 2008. SFAS 161 requires enhanced disclosures about an entity's derivative and hedging activities. Management is currently evaluating the impact the adoption of SFAS 161 will have on the Trust's financial statement disclosures.

8. Subsequent Events

Subsequent to May 31, 2008, the Board of Trustees of the Trust declared a dividend from undistributed net investment income of $0.112 per common share payable June 30, 2008 to common shareowners of record on June 16, 2008.

Subsequent to May 31, 2008, dividends declared and paid on preferred shares totaled $524,262 in aggregate for the three outstanding preferred share series through July 7, 2008.

ADDITIONAL INFORMATION (unaudited)

On May 23, 2008, the Trust and Pioneer Tax Free Income Fund announced that each fund's Board of Trustees approved a plan to merge the Trust, a closed-end fund, into Pioneer Tax Free Income Fund, an open-end fund.

The proposed merger is subject to the approval of shareowners of the Trust. A shareowner meeting is anticipated to be held in September 2008. If approved by shareowners of the Trust, the merger is expected to take place in September 2008. The Trustees believe that the proposed merger is in the best interests of shareowners. Details of the rationale for this merger will be contained in the proxy materials to be sent to shareowners of the Trust. There can be no assurance that the merger will be approved or, if approved, completed.

Under the terms of the proposed merger, all of the assets and liabilities of the Trust attributable to its common shares would become the assets and liabilities of Pioneer Tax Free Income Fund, and the Trust would cease to exist. The outstanding common shares of the Trust would be converted into a number of whole or fractional Class A shares of Pioneer Tax Free Income Fund with an aggregate net asset value equal to the aggregate net asset value of the common shares of the Trust immediately prior to the merger. The merger

Pioneer Municipal and Equity Income Trust
--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS (unaudited)                            (continued)
--------------------------------------------------------------------------------

is expected to qualify as a tax-free transaction. In connection with the proposed merger, the Trust would call for redemption and redeem all of its outstanding Auction Market Preferred Shares.

In connection with the proposed merger, the Trust and Pioneer Tax Free Income Fund have filed relevant materials with the Securities and Exchange Commission ("SEC"), including a combined proxy statement for the Trust and prospectus for Pioneer Tax Free Income Fund. The information in these materials is not complete and may be changed. Any solicitation of proxies by the Trust in connection with the shareowner meeting will be made only pursuant to such proxy materials. Investors should consider the investment objectives, risks and expenses of Pioneer Tax Free Income Fund before investing or voting with respect to the merger. Because the final proxy statement/prospectus will contain this and other important information, the Trust's shareowners are urged to read it carefully when it becomes available and before voting with respect to the reorganization. The preliminary materials filed with the SEC are available, and when filed with the SEC, the final proxy statement/prospectus will be available free of charge at the SEC's website, www.sec.gov, under filings for Pioneer Tax Free Income Fund. The Trust's shareowners also will be able to obtain copies of the final documents, when available, by calling Pioneer Investments at 1-800-622-3265. This is not an offer to buy shares of any fund, nor is it a solicitation of any proxy.

During the period ended May 31, 2008, there were no material changes in the Trust's investment objective or fundamental policies that have not been approved by the shareowners. There were no changes in the Trust's Charter or By-Laws that would delay or prevent a change in control of the Trust which has not been approved by the shareowners. There were no changes in the principal risk factors associated with investment in the Trust. Day-to-day management of the Trust's portfolio of municipal securities is the responsibility of David Eurkus. Mr. Eurkus is supported by the fixed income team. Members of this team manage other Pioneer funds investing primarily in fixed income securities.
Mr. Eurkus joined Pioneer as a senior vice president in January 2000 and has been an investment professional since 1969. Day-to-day management of the Trust's portfolio of equity securities is the responsibility of Walter Hunnewell, Jr. Mr. Hunnewell is supported by the domestic equity team. Members of this team manage other Pioneer funds investing primarily in U.S. equity securities.
Mr. Hunnewell, a vice president, joined Pioneer in August 2001

Pioneer Municipal and Equity Income Trust
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

and has been an investment professional since 1985. The portfolio managers and each team also may draw upon the research and investment management expertise of the global research teams, which provide quantitative and fundamental research on companies and include members from Pioneer's affiliate, Pioneer Investment Management Limited ("PIML").

Notice is hereby given in accordance with Section 23(c) of the Investment Company Act of 1940 that the Trust may purchase, from time to time, its common shares in the open market.

CEO CERTIFICATION DISCLOSURE (unaudited)

The Trust's Chief Executive Officer has submitted to the New York Stock Exchange the annual CEO certification as required by Section 303A.12(a) of the NYSE Listed Company Manual. In addition, the Trust has filed with the Securities and Exchange Commission the certification of its Chief Executive Officer and Chief Financial Officer required by Section 302 of the Sarbanes-Oxley Act.

Pioneer Municipal and Equity Income Trust
--------------------------------------------------------------------------------
TRUSTEES, OFFICERS AND SERVICE PROVIDERS
--------------------------------------------------------------------------------

Trustees                                Officers
John F. Cogan, Jr., Chairman            John F. Cogan, Jr., President
Mary K. Bush                            Daniel K. Kingsbury, Executive
Robert Ferguson                           Vice President
Margaret B.W. Graham                    Mark E. Bradley, Treasurer
Daniel K. Kingsbury                     Dorothy E. Bourassa, Secretary
Arthur D. Lipson
Thomas J. Perna
Marguerite A. Piret
John Winthrop

Investment Adviser
Pioneer Investment Management, Inc.

Custodian
Brown Brothers Harriman & Co.

Legal Counsel
Bingham McCutchen LLP

Transfer Agent
Pioneer Investment Management Shareholder Services, Inc.

Shareowner Services and Sub-Transfer Agent
American Stock Transfer & Trust Company

Preferred Share Auction/Transfer Agent and Registrar
Deutsche Bank Trust Company Americas

Sub-Administrator
Princeton Administrators, LLC


Proxy Voting Policies and Procedures of the Trust are available without charge, upon request, by calling our toll free number (1-800-225-6292). Information regarding how the Trust voted proxies relating to portfolio securities during the most recent 12-month period ended June 30 is publicly available to shareowners at www.pioneerinvestments.com. This information is also available on the Securities and Exchange Commission's web site at http://www.sec.gov.

--------------------------------------------------------------------------------
HOW TO CONTACT PIONEER
--------------------------------------------------------------------------------

We are pleased to offer a variety of convenient ways for you to contact us for assistance or information.

You can call American Stock Transfer & Trust Company (AST) for:

Account Information                              1-800-710-0935

Or write to AST:

For                                              Write to

General inquiries, lost dividend checks,         American Stock
change of address, lost stock certificates,      Transfer & Trust
stock transfer                                   Operations Center
                                                 6201 15th Ave.
                                                 Brooklyn, NY 11219
Dividend reinvestment plan (DRIP)                American Stock
                                                 Transfer & Trust Company
                                                 Wall Street Station
                                                 P.O. Box 922
                                                 New York, NY 10269-0560

Website                                          www.amstock.com

For additional information, please contact your investment advisor or visit our web site www.pioneerinvestments.com.

The Trust files a complete statement of investments with the Securities and Exchange Commission for the first and third quarters for each fiscal year on Form N-Q. Shareowners may view the filed Form N-Q by visiting the Commission's web site at http://www.sec.gov. The filed form may also be viewed and copied at the Commission's Public Reference Room in Washington, DC. Information regarding the operations of the Public Reference Room may be obtained by calling 1-800-SEC-0330.

The Trust's Chief Executive Officer is required by the New York Stock Exchange's Listing Standards to file annually with the Exchange a certification that he is not aware of any violation by the Trust of the Exchange's Corporate Governance Standards applicable to the Trust. The Trust has filed such certification.